Exhibit 99.1

News release

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS NET INCOME OF $14.7 MILLION FOR THE SECOND QUARTER

OLNEY, MARYLAND, July 20, 2017 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, today reported net income for the second quarter of 2017 of $14.7 million ($0.61 per diluted share) compared to net income of $10.6 million ($0.44 per diluted share) for the second quarter of 2016 and net income of $15.1 million ($0.63 per diluted share) for the first quarter of 2017.

“The current quarter reflects strong core performance driven by loan and deposit growth. We continue our efforts to create new and deepen existing client relationships to improve the financial performance of the Company. As part of those efforts, during the current quarter we were extremely pleased to announce a definitive agreement for the acquisition of WashingtonFirst Bankshares, Inc. and its banking unit, WashingtonFirst Bank, a well-regarded bank in northern Virginia. We believe that the creation of the region’s largest locally headquartered community bank will offer complementary products and the best possible experience for our combined clients and greater value to our shareholders,” said Daniel J. Schrider, President and Chief Executive Officer.

Second Quarter Highlights:

•	Total loans increased 13% compared to the second quarter of 2016 and 4% compared to the first quarter of 2017. These increases were driven primarily by year-over-year growth of 16% in the commercial loan portfolio.

•	Total deposits grew 11% from the prior year quarter and 2% from the prior quarter.

•	The net interest margin was 3.60% for the second quarter of 2017, compared to 3.51% for the second quarter of 2016 and 3.51% for the first quarter of 2017. The quarter’s margin was positively impacted by an interest income recovery of $0.7 million. Exclusive of this non-core item, the margin would have been 3.54%.

•	Return on average common equity increased 32% to 10.80% as compared to 8.21% from the prior year.

•	On May 16, 2017, the Company announced it had entered into a definitive agreement and plan of merger pursuant to which WashingtonFirst Bankshares, Inc., the parent company for WashingtonFirst Bank, will merge with and into the Company in a transaction valued at approximately $498 million. WashingtonFirst, headquartered in Reston, Virginia, has 19 community banking offices and more than $2.1 billion in assets (as of March 31, 2017).

•	The Non-GAAP efficiency ratio was 54.10% for the current quarter as compared to 59.12% for the second quarter of 2016 and 54.78% for the first quarter of 2017.

•	Pre-tax, pre-provision income increased 29% compared with the second quarter of 2016.

Review of Balance Sheet and Credit Quality

At June 30, 2017, total assets were $5.3 billion, an 11% increase compared to $4.7 billion at June 30, 2016. Loan growth continues to be the driver of asset growth as total loans ended the period at $4.1 billion compared to $3.7 billion at June 30, 2016. The growth in the loan portfolio was funded primarily by an 11% increase in total deposits from June 30, 2016 to June 30, 2017.

Combined noninterest-bearing and interest-bearing checking account balances at June 30, 2017, an important performance driver of multiple-product banking relationships with clients, increased by 9% compared to balances at June 30, 2016.

Tangible common equity totaled $472 million at June 30, 2017, compared to $439 million at June 30, 2016. The ratio of tangible common equity to tangible assets decreased to 9.10% at June 30, 2017, from 9.44% at June 30, 2016, as a result of asset growth over the preceding 12 months. Dividends per common share were $0.26 per share for the second quarter of 2017 compared to $0.24 per share for the second quarter of 2016, an 8% increase. At June 30, 2017, the Company had a total risk-based capital ratio of 12.00%, a common equity tier 1 risk-based capital ratio of 10.96%, a tier 1 risk-based capital ratio of 10.96% and a tier 1 leverage ratio of 9.26%.

The level of non-performing loans to total loans decreased to 0.78% at June 30, 2017, compared to 0.85% at June 30, 2016, as a result of the growth in the loan portfolio. Non-performing loans totaled $32.2 million at June 30, 2017, compared to $31.4 million at June 30, 2016, and $30.9 million at March 31, 2017. Non-performing loans include accruing loans 90 days or more past due and restructured loans.

Loan charge-offs, net of recoveries, totaled $0.1 million for the second quarter of 2017 compared to $1.3 million for the second quarter of 2016. Charge-offs for the second quarter of 2016 were affected by a single large charge-off related to a residential mortgage loan. The allowance for loan losses represented 1.09% of outstanding loans and 140% of non-performing loans at June 30, 2017, compared to 1.18% of outstanding loans and 138% of non-performing loans at June 30, 2016. The decline in the allowance to outstanding loans ratio is a reflection of improved credit quality and growth of the loan portfolio over the past year.

Income Statement Review

Net interest income for the second quarter of 2017 increased 15% compared to the second quarter of 2016 as average loans from quarter to quarter increased 12%. The net interest margin improved to 3.60% for the second quarter of 2017 compared to 3.51% for the second quarter of 2016. Net interest income for the second quarter of 2017 included $0.7 million from the full payoff during the quarter of a previously acquired credit impaired loan. Exclusive of the recovered interest income, the net interest margin would have been 3.54% based on an adjusted net interest income of $41.6 million. The margin improvement reflects the impact of loan growth, the cumulative benefits associated with the execution of funding strategies and the shift from lower yielding investments to the higher yielding loan portfolio during the past 12 months.

The provision for loan losses was $1.3 million for the second quarter of 2017 compared to $3.0 million for the second quarter of 2016 and $0.2 million for the first quarter of 2017. The decrease in the current quarter’s charge versus the prior year’s quarter reflects improved loan portfolio credit quality, which partially offset the effects of loan growth on the provision over the past year.

Non-interest income increased to $13.6 million for the second quarter of 2017 compared to $12.8 million for the second quarter of 2016. The second quarter of 2017 included gains of $1.3 million on sales of investment securities. The second quarter of 2016 included a $1.2 million gain on the extinguishment of subordinated debentures and $0.2 million in gains on the sales of investment securities. Excluding these gains, non-interest income increased 8% compared to the prior year quarter due to increases in insurance agency commissions and other non-interest income.

Non-interest expenses increased 6% to $32.9 million for the second quarter of 2017 compared to $30.9 million in the second quarter of 2016. The second quarter of 2017 included $1.3 million in penalties on the early payoff of high-rate FHLB advances and $1.0 million in merger expenses. The comparable period for 2016 included $1.4 million in prepayment penalties. Excluding these transactions, non-interest expenses increased 4% compared to the second quarter of 2016 due to merit increases, performance incentives and volume driven compensation costs. The non-GAAP efficiency ratio was 54.10% for the second quarter of 2017 compared to 59.12% for the second quarter of 2016 as a result of the growth in net interest income.

Net interest income for the first six months of 2017 increased 13% compared to the first six months of 2016 due primarily to an increase in average loans, which was funded primarily by an 11% increase in average deposits. As a result, the net interest margin was 3.56% for the first six months of 2017 compared to 3.47% for the prior year period. The first six months net interest income included the previously mentioned $0.7 million recovery of interest income. Exclusive of this recovery the net interest margin would have been 3.54%.

The provision for loan losses was $1.5 million for the first six months of 2017 compared to $4.2 million for the first six months of 2016 primarily reflecting the growth in the loan portfolio over the prior year period offset by the effects of improved credit quality of the loan portfolio.

Non-interest income was $26.2 million for the first six months of 2017 compared to $26.1 million for the first six months of 2016. The first six months of 2017 included gains of $1.3 million on sales of investment securities. The same prior year period included a $1.2 million gain on the extinguishment of subordinated debentures and $2.0 million in gains on the sales of investment securities. Excluding these gains, non-interest income increased 8% compared to the prior year period primarily due to increases in insurance agency commissions and other non-interest income.

Non-interest expenses decreased 1% to $62.8 million for the first six months of 2017 compared to $63.2 million for the prior year period. For the six months ended June 30, 2017, the decrease in prepayment penalties of $1.9 million for the early payoff of high-rate FHLB advances as compared to the six months ended June 30, 2016, offset increases in salaries and benefits, FDIC insurance due to asset growth and $1.0 million in merger expenses. Excluding the impact of prepayment penalties and merger expenses, non-interest expenses increased 1% over the prior year period. The non-GAAP efficiency ratio decreased to 54.44% for the first six months of 2017 compared to 60.47% for the first six months of 2016 as a direct result of the growth in net interest income.

Conference Call

The Company’s management will host a conference call to discuss its second quarter results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com. Participants may call 1-866-235-9910. A password is not necessary. Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available at the Web site until 9:00 am (ET) August 3, 2017. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10109345.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank. Independent and community-oriented, Sandy Spring Bank offers a broad range of commercial banking, retail banking, mortgage and trust services throughout central Maryland, Northern Virginia, and the greater Washington, D.C. market. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. With $5.3 billion in assets, the bank operates 44 community offices and six financial centers across the region. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com

Web site: www.sandyspringbank.com

Media Contact:

Jen Schell

301-570-8331

jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2016, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(Dollars in thousands, except per share data)	2017	2016	Change	2017	2016	Change
Results of Operations:
Net interest income	$42,326	$36,732	15%	$82,579	$72,854	13%
Provision for loan losses	1,322	2,957	(55)	1,516	4,193	(64)
Non-interest income	13,571	12,751	6	26,203	26,114	-
Non-interest expenses	32,868	30,871	6	62,849	63,188	(1)
Income before income taxes	21,707	15,655	39	44,417	31,587	41
Net income	14,741	10,647	38	29,853	21,460	39

Pre-tax pre-provision income	$24,016	$18,612	29	$46,920	$35,780	31

Return on average assets	1.14%	0.92%		1.17%	0.92%
Return on average common equity	10.80%	8.21%		11.12%	8.25%
Net interest margin	3.60%	3.51%		3.56%	3.47%
Efficiency ratio - GAAP basis (1)	58.80%	62.39%		57.78%	63.85%
Efficiency ratio - Non-GAAP basis (1)	54.10%	59.12%		54.44%	60.47%

Per share data:
Basic net income	$0.61	$0.45	36%	$1.24	$0.90	38%
Diluted net income	$0.61	$0.44	39	$1.23	$0.89	38
Average fully diluted shares	24,262,745	24,108,668	1	24,258,791	24,165,675	-
Dividends declared per share	$0.26	$0.24	8	$0.52	$0.48	8
Book value per share	23.13	22.18	4	23.13	22.18	4
Tangible book value per share	19.68	18.40	7	19.68	18.40	7
Outstanding shares	23,983,997	23,874,650	-	23,983,997	23,874,650	-

Financial Condition at period-end:
Investment securities	$821,491	$734,828	12%	$821,491	$734,828	12%
Loans	4,133,171	3,672,624	13	4,133,171	3,672,624	13
Interest-earning assets	4,988,704	4,461,180	12	4,988,704	4,461,180	12
Assets	5,270,521	4,739,449	11	5,270,521	4,739,449	11
Deposits	3,885,445	3,510,141	11	3,885,445	3,510,141	11
Interest-bearing liabilities	3,380,221	2,996,893	13	3,380,221	2,996,893	13
Stockholders' equity	554,683	529,479	5	554,683	529,479	5

Capital ratios:
Tier 1 leverage (4)	9.26%	10.29%		9.26%	10.29%
Tier 1 capital to risk-weighted assets (4)	10.96%	12.42%		10.96%	12.42%
Total regulatory capital to risk-weighted assets (4)	12.00%	13.57%		12.00%	13.57%
Common equity tier 1 capital to risk-weighted assets (4)	10.96%	11.63%		10.96%	11.63%
Tangible common equity to tangible assets (2)	9.10%	9.44%		9.10%	9.44%
Average equity to average assets	10.52%	11.18%		10.50%	11.18%

Credit quality ratios:
Allowance for loan losses to loans	1.09%	1.18%		1.09%	1.18%
Non-performing loans to total loans	0.78%	0.85%		0.78%	0.85%
Non-performing assets to total assets	0.64%	0.69%		0.64%	0.69%
Allowance for loan losses to non-performing loans	140.00%	138.36%		140.00%	138.36%
Annualized net charge-offs to average loans (3)	0.01%	0.15%		0.03%	0.10%

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization from non-interest expense; securities gains (losses) from non-interest income; OTTI; and the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(2)	The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive gains (losses). See the Reconciliation Table included with these Financial Highlights.
(3)	Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.
(4)	Estimated ratio at June 30, 2017

Sandy Spring Bancorp, Inc. and Subsidiaries

RECONCILIATION TABLE - UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2017	2016	2017	2016
Pre-tax pre-provision income:
Net income	$14,741	$10,647	$29,853	$21,460
Plus non-GAAP adjustment:
Merger expenses	987	-	987	-
Income taxes	6,966	5,008	14,564	10,127
Provision for loan losses	1,322	2,957	1,516	4,193
Pre-tax pre-provision income	$24,016	$18,612	$46,920	$35,780

Efficiency ratio - GAAP basis:
Non-interest expenses	$32,868	$30,871	$62,849	$63,188

Net interest income plus non-interest income	$55,897	$49,483	$108,782	$98,968

Efficiency ratio - GAAP basis	58.80%	62.39%	57.78%	63.85%

Efficiency ratio - Non-GAAP basis:
Non-interest expenses	$32,868	$30,871	$62,849	$63,188
Less non-GAAP adjustment:
Amortization of intangible assets	25	28	51	60
Loss on FHLB Redemption	1,275	1,416	1,275	3,167
Merger expenses	987	-	987	-
Non-interest expenses - as adjusted	$30,581	$29,427	$60,536	$59,961

Net interest income plus non-interest income	$55,897	$49,483	$108,782	$98,968
Plus non-GAAP adjustment:
Tax-equivalent income	1,901	1,640	3,697	3,304
Less non-GAAP adjustments:
Securities gains	1,273	150	1,275	1,919
Gain on redemption of subordinated debentures	-	1,200	-	1,200
Net interest income plus non-interest income - as adjusted	$56,525	$49,773	$111,204	$99,153

Efficiency ratio - Non-GAAP basis	54.10%	59.12%	54.44%	60.47%

Tangible common equity ratio:
Total stockholders' equity	$554,683	$529,479	$554,683	$529,479
Accumulated other comprehensive loss (income)	3,712	(5,886)	3,712	(5,886)
Goodwill	(85,768)	(84,171)	(85,768)	(84,171)
Other intangible assets, net	(629)	(77)	(629)	(77)
Tangible common equity	$471,998	$439,345	$471,998	$439,345

Total assets	$5,270,521	$4,739,449	$5,270,521	$4,739,449
Goodwill	(85,768)	(84,171)	(85,768)	(84,171)
Other intangible assets, net	(629)	(77)	(629)	(77)
Tangible assets	$5,184,124	$4,655,201	$5,184,124	$4,655,201

Tangible common equity ratio	9.10%	9.44%	9.10%	9.44%

Outstanding common shares	23,983,997	23,874,650	23,983,997	23,874,650
Tangible book value per common share	$19.68	$18.40	$19.68	$18.40

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION  - UNAUDITED

	June 30,	December 31,	June 30,
(Dollars in thousands)	2017	2016	2016
Assets
Cash and due from banks	$48,637	$53,190	$53,334
Federal funds sold	2,831	1,953	832
Interest-bearing deposits with banks	25,468	78,982	39,406
Cash and cash equivalents	76,936	134,125	93,572
Residential mortgage loans held for sale (at fair value)	5,743	13,222	13,490
Investments available-for-sale (at fair value)	780,078	733,554	700,486
Other equity securities	41,413	46,094	34,342
Total loans	4,133,171	3,927,808	3,672,624
Less: allowance for loan losses	(45,079)	(44,067)	(43,384)
Net loans	4,088,092	3,883,741	3,629,240
Premises and equipment, net	53,235	53,562	53,055
Other real estate owned	1,460	1,911	1,311
Accrued interest receivable	14,910	14,589	13,399
Goodwill	85,768	85,768	84,171
Other intangible assets, net	629	680	77
Other assets	122,257	124,137	116,306
Total assets	$5,270,521	$5,091,383	$4,739,449

Liabilities
Noninterest-bearing deposits	$1,302,536	$1,138,139	$1,176,135
Interest-bearing deposits	2,582,909	2,439,405	2,334,006
Total deposits	3,885,445	3,577,544	3,510,141
Securities sold under retail repurchase agreements and federal funds purchased	127,312	125,119	117,887
Advances from FHLB	670,000	790,000	515,000
Subordinated debentures	-	30,000	30,000
Accrued interest payable and other liabilities	33,081	35,148	36,942
Total liabilities	4,715,838	4,557,811	4,209,970

Stockholders' Equity
Common stock -- par value $1.00; shares authorized 50,000,000; shares issued and outstanding 23,983,997,
23,901,084 and 23,874,650 at June 30, 2017, December 31, 2016 and June 30, 2016, respectively	23,984	23,901	23,875
Additional paid in capital	166,705	165,871	164,040
Retained earnings	367,706	350,414	335,678
Accumulated other comprehensive income (loss)	(3,712)	(6,614)	5,886
Total stockholders' equity	554,683	533,572	529,479
Total liabilities and stockholders' equity	$5,270,521	$5,091,383	$4,739,449

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2017	2016	2017	2016
Interest Income:
Interest and fees on loans	$42,747	$36,928	$82,970	$73,134
Interest on loans held for sale	72	64	154	198
Interest on deposits with banks	91	54	181	107
Interest and dividends on investment securities:
Taxable	3,554	2,840	7,162	6,126
Exempt from federal income taxes	2,106	1,916	4,057	3,889
Interest on federal funds sold	6	1	10	2
Total interest income	48,576	41,803	94,534	83,456
Interest Expense:
Interest on deposits	3,023	2,041	5,511	3,878
Interest on retail repurchase agreements and federal funds purchased	79	72	155	138
Interest on advances from FHLB	3,148	2,739	6,277	6,113
Interest on subordinated debt	-	219	12	473
Total interest expense	6,250	5,071	11,955	10,602
Net interest income	42,326	36,732	82,579	72,854
Provision for loan losses	1,322	2,957	1,516	4,193
Net interest income after provision for loan losses	41,004	33,775	81,063	68,661
Non-interest Income:
Investment securities gains	1,273	150	1,275	1,919
Service charges on deposit accounts	2,017	1,956	3,981	3,859
Mortgage banking activities	840	1,106	1,448	1,641
Wealth management income	4,744	4,448	9,228	8,853
Insurance agency commissions	1,222	949	2,974	2,394
Income from bank owned life insurance	605	615	1,199	1,230
Bank card fees	1,253	1,220	2,398	2,309
Other income	1,617	2,307	3,700	3,909
Total non-interest income	13,571	12,751	26,203	26,114
Non-interest Expenses:
Salaries and employee benefits	18,282	17,221	36,083	35,451
Occupancy expense of premises	3,211	3,162	6,613	6,635
Equipment expenses	1,767	1,693	3,491	3,357
Marketing	776	662	1,439	1,343
Outside data services	1,367	1,355	2,759	2,718
FDIC insurance	823	649	1,628	1,286
Amortization of intangible assets	25	28	51	60
Merger expenses	987	-	987	-
Other expenses	5,630	6,101	9,798	12,338
Total non-interest expenses	32,868	30,871	62,849	63,188
Income before income taxes	21,707	15,655	44,417	31,587
Income tax expense	6,966	5,008	14,564	10,127
Net income	$14,741	$10,647	$29,853	$21,460

Net Income Per Share Amounts:
Basic net income per share	$0.61	$0.45	$1.24	$0.90
Diluted net income per share	$0.61	$0.44	$1.23	$0.89
Dividends declared per share	$0.26	$0.24	$0.52	$0.48

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2017		2016
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the Quarter:
Tax-equivalent interest income	$50,477	$47,754	$45,961	$44,545	$43,443	$43,317
Interest expense	6,250	5,705	5,276	5,126	5,071	5,531
Tax-equivalent net interest income	44,227	42,049	40,685	39,419	38,372	37,786
Tax-equivalent adjustment	1,901	1,796	1,718	1,688	1,640	1,664
Provision for loan losses	1,322	194	572	781	2,957	1,236
Non-interest income	13,571	12,632	12,344	12,584	12,751	13,363
Non-interest expenses	32,868	29,981	30,544	29,326	30,871	32,317
Income before income taxes	21,707	22,710	20,195	20,208	15,655	15,932
Income tax expense	6,966	7,598	6,879	6,734	5,008	5,119
Net income	$14,741	$15,112	$13,316	$13,474	$10,647	$10,813
Financial Performance:
Pre-tax pre-provision income	$24,016	$22,904	$20,767	$20,989	$18,612	$17,168
Return on average assets	1.14%	1.20%	1.09%	1.13%	0.92%	0.93%
Return on average common equity	10.80%	11.45%	9.92%	10.11%	8.21%	8.29%
Net interest margin	3.60%	3.51%	3.52%	3.50%	3.51%	3.44%
Efficiency ratio - GAAP basis (1)	58.80%	56.69%	59.53%	58.28%	62.39%	65.31%
Efficiency ratio - Non-GAAP basis (1)	54.10%	54.78%	57.54%	56.33%	59.12%	61.84%
Per Share Data:
Basic net income per share	$0.61	$0.63	$0.55	$0.56	$0.45	$0.45
Diluted net income per share	$0.61	$0.63	$0.55	$0.56	$0.44	$0.45
Average fully diluted shares	24,262,745	24,158,566	24,140,534	24,122,923	24,108,668	24,222,940
Dividends declared per common share	$0.26	$0.26	$0.26	$0.24	$0.24	$0.24
Non-interest Income:
Securities gains (losses)	$1,273	$2	$13	$-	$150	$1,769
Service charges on deposit accounts	2,017	1,964	2,059	2,035	1,956	1,903
Mortgage banking activities	840	608	1,279	1,129	1,106	535
Wealth management income	4,744	4,484	4,605	4,347	4,448	4,405
Insurance agency commissions	1,222	1,752	1,228	1,786	949	1,445
Income from bank owned life insurance	605	594	616	616	615	615
Bank card fees	1,253	1,145	1,176	1,189	1,220	1,089
Other income	1,617	2,083	1,368	1,482	2,307	1,602
Total Non-interest Income	$13,571	$12,632	$12,344	$12,584	$12,751	$13,363
Non-interest Expense:
Salaries and employee benefits	$18,282	$17,801	$18,055	$17,848	$17,221	$18,230
Occupancy expense of premises	3,211	3,402	3,195	3,130	3,162	3,473
Equipment expenses	1,767	1,724	1,781	1,745	1,693	1,664
Marketing	776	663	880	628	662	681
Outside data services	1,367	1,392	1,310	1,349	1,355	1,363
FDIC insurance	823	805	729	726	649	637
Amortization of intangible assets	25	26	36	34	28	32
Merger expenses	987	-	-	-	-	-
Professional fees	1,045	955	1,268	987	1,447	1,138
Other real estate owned expenses	(6)	5	2	5	(5)	17
Other expenses	4,591	3,208	3,288	2,874	4,659	5,082
Total Non-interest Expense	$32,868	$29,981	$30,544	$29,326	$30,871	$32,317

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional, efficiency ratio - non-GAAP basis excludes intangible asset amortization from non-interest expense; excludes securities gains; OTTI losses from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2017		2016
(Dollars in thousands)	Q2	Q1	Q4	Q3	Q2	Q1
Balance Sheets at Quarter End:
Residential mortgage loans	$871,766	$848,814	$841,692	$854,055	$820,618	$804,105
Residential construction loans	169,901	170,285	150,229	144,998	142,710	138,221
Commercial AD&C loans	314,259	309,350	308,279	302,522	285,585	261,204
Commercial investor real estate loans	1,069,988	979,410	928,113	847,946	824,252	783,161
Commercial owner occupied real estate loans	797,629	772,443	775,552	736,744	700,599	675,560
Commercial business loans	451,570	457,216	467,286	444,129	451,711	451,239
Consumer loans	458,058	455,478	456,657	450,113	447,149	447,198
Total loans	4,133,171	3,992,996	3,927,808	3,780,507	3,672,624	3,560,688
Allowance for loan losses	(45,079)	(43,861)	(44,067)	(43,942)	(43,384)	(41,766)
Loans held for sale	5,743	17,717	13,222	15,822	13,490	27,806
Investment securities	821,491	855,707	779,648	691,471	734,828	742,401
Interest-earning assets	4,988,704	4,919,927	4,801,613	4,537,331	4,461,180	4,447,063
Total assets	5,270,521	5,201,164	5,091,383	4,810,611	4,739,449	4,716,608
Noninterest-bearing demand deposits	1,302,536	1,234,505	1,138,139	1,154,227	1,176,135	1,084,746
Total deposits	3,885,445	3,799,198	3,577,544	3,537,157	3,510,141	3,412,308
Customer repurchase agreements	127,312	141,244	125,119	124,205	117,887	121,043
Total interest-bearing liabilities	3,380,221	3,380,937	3,384,524	3,087,135	2,996,893	3,073,605
Total stockholders' equity	554,683	544,261	533,572	536,655	529,479	522,392
Quarterly Average Balance Sheets:
Residential mortgage loans	$860,081	$847,896	$848,399	$836,452	$811,705	$807,443
Residential construction loans	169,130	157,152	148,248	147,602	142,854	134,708
Commercial AD&C loans	302,924	310,325	310,110	287,836	272,090	261,687
Commercial investor real estate loans	1,010,389	945,080	878,511	832,529	788,785	750,821
Commercial owner occupied real estate loans	776,279	774,964	750,679	717,371	684,907	677,786
Commercial business loans	454,724	462,444	452,195	446,123	453,459	460,903
Consumer loans	461,672	458,162	454,349	450,171	449,594	451,075
Total loans	4,035,199	3,956,023	3,842,491	3,718,084	3,603,394	3,544,423
Loans held for sale	7,077	7,402	12,454	10,207	8,326	14,036
Investment securities	842,837	818,287	703,574	709,527	739,132	810,593
Interest-earning assets	4,922,389	4,829,208	4,599,426	4,477,438	4,394,879	4,411,796
Total assets	5,202,398	5,111,698	4,878,660	4,747,020	4,664,343	4,685,747
Noninterest-bearing demand deposits	1,251,396	1,159,715	1,167,379	1,131,739	1,082,762	1,021,471
Total deposits	3,810,180	3,673,731	3,582,437	3,528,665	3,429,897	3,300,131
Customer repurchase agreements	132,552	128,485	128,471	120,702	122,597	110,862
Total interest-bearing liabilities	3,360,128	3,375,002	3,138,420	3,045,998	3,020,505	3,103,710
Total stockholders' equity	547,229	535,308	534,057	530,241	521,387	524,309
Financial Measures:
Average equity to average assets	10.52%	10.47%	10.95%	11.17%	11.18%	11.19%
Investment securities to earning assets	16.47%	17.39%	16.24%	15.24%	16.47%	16.69%
Loans to earning assets	82.85%	81.16%	81.80%	83.32%	82.32%	80.07%
Loans to assets	78.42%	76.77%	77.15%	78.59%	77.49%	75.49%
Loans to deposits	106.38%	105.10%	109.79%	106.88%	104.63%	104.35%
Capital Measures:
Tier 1 leverage (1)	9.26%	9.26%	10.14%	10.25%	10.29%	10.23%
Tier 1 capital to risk-weighted assets (1)	10.96%	11.02%	11.74%	12.17%	12.42%	12.74%
Total regulatory capital to risk-weighted assets (1)	12.00%	12.06%	12.80%	13.29%	13.57%	13.86%
Common equity tier 1 capital to risk-weighted assets (1)	10.96%	11.02%	11.01%	11.41%	11.63%	11.79%
Book value per share	$23.13	$22.74	$22.32	$22.47	$22.18	$21.92
Outstanding shares	23,983,997	23,930,165	23,901,084	23,886,651	23,874,650	23,827,305

(1)	Estimated ratio at June 30, 2017

Sandy Spring Bancorp, Inc. and Subsidiaries

LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2017		2016
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans 90 days past due:
Commercial business	$-	$-	$-	$163	$-	$-
Commercial real estate:
Commercial AD&C	-	-	-	-	-	-
Commercial investor real estate	-	-	-	-	-	-
Commercial owner occupied real estate	424	-	-	-	-	-
Consumer	4	-	-	-	2	1
Residential real estate:
Residential mortgage	-	232	232	-	-	-
Residential construction	-	-	-	-	-	-
Total loans 90 days past due	428	232	232	163	2	1
Non-accrual loans:
Commercial business	6,807	4,849	5,833	4,140	4,263	3,741
Commercial real estate:
Commercial AD&C	137	137	137	137	137	147
Commercial investor real estate	6,934	7,970	8,107	9,189	8,868	7,885
Commercial owner occupied real estate	4,926	5,106	4,823	5,591	5,678	7,149
Consumer	3,111	3,058	2,859	2,726	2,600	2,715
Residential real estate:
Residential mortgage	7,101	6,908	7,257	7,321	6,186	9,329
Residential construction	187	189	195	199	202	412
Total non-accrual loans	29,203	28,217	29,211	29,303	27,934	31,378
Total restructured loans - accruing	2,569	2,409	2,489	2,512	3,420	4,716
Total non-performing loans	32,200	30,858	31,932	31,978	31,356	36,095
Other assets and real estate owned (OREO)	1,460	1,294	1,911	1,274	1,311	2,414
Total non-performing assets	$33,660	$32,152	$33,843	$33,252	$32,667	$38,509

	For the Quarter Ended,
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2017	2016	2016	2016	2016
Analysis of Non-accrual Loan Activity:
Balance at beginning of period	$28,217	$29,211	$29,303	$27,934	$31,378	$30,031
Non-accrual balances transferred to OREO	(175)	(113)	(637)	(38)	-	-
Non-accrual balances charged-off	(179)	(391)	(390)	(245)	(1,305)	(274)
Net payments or draws	(1,804)	(1,382)	(1,547)	(525)	(4,810)	(914)
Loans placed on non-accrual	3,144	1,461	2,482	2,486	2,671	2,535
Non-accrual loans brought current	-	(569)	-	(309)	-	-
Balance at end of period	$29,203	$28,217	$29,211	$29,303	$27,934	$31,378

Analysis of Allowance for Loan Losses:
Balance at beginning of period	$43,861	$44,067	$43,942	$43,384	$41,766	$40,895
Provision for loan losses	1,322	194	572	781	2,957	1,236
Less loans charged-off, net of recoveries:
Commercial business	107	260	285	95	106	67
Commercial real estate:
Commercial AD&C	(103)	-	(18)	(22)	-	48
Commercial investor real estate	(78)	(5)	(9)	(12)	(107)	192
Commercial owner occupied real estate	-	-	-	(1)	(1)	(3)
Consumer	189	167	177	145	364	54
Residential real estate:
Residential mortgage	(3)	(16)	18	24	989	15
Residential construction	(8)	(6)	(6)	(6)	(12)	(8)
Net charge-offs	104	400	447	223	1,339	365
Balance at end of period	$45,079	$43,861	$44,067	$43,942	$43,384	$41,766

Asset Quality Ratios:
Non-performing loans to total loans	0.78%	0.77%	0.81%	0.85%	0.85%	1.01%
Non-performing assets to total assets	0.64%	0.62%	0.66%	0.69%	0.69%	0.82%
Allowance for loan losses to loans	1.09%	1.10%	1.12%	1.16%	1.18%	1.17%
Allowance for loan losses to non-performing loans	140.00%	142.14%	138.00%	137.41%	138.36%	115.72%
Annualized net charge-offs to average loans	0.01%	0.04%	0.05%	0.02%	0.15%	0.04%

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended June 30,
	2017			2016
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$860,081	$7,531	3.50%	$811,705	$6,934	3.42%
Residential construction loans	169,130	1,579	3.74	142,854	1,268	3.57
Total mortgage loans	1,029,211	9,110	3.54	954,559	8,202	3.44
Commercial AD&C loans	302,924	3,767	4.99	272,090	3,115	4.60
Commercial investor real estate loans	1,010,389	11,280	4.48	788,785	8,988	4.58
Commercial owner occupied real estate loans	776,279	9,981	5.16	684,907	8,280	4.86
Commercial business loans	454,724	5,062	4.46	453,459	4,943	4.38
Total commercial loans	2,544,316	30,090	4.74	2,199,241	25,326	4.63
Consumer loans	461,672	4,171	3.66	449,594	3,885	3.50
Total loans (2)	4,035,199	43,371	4.31	3,603,394	37,413	4.17
Loans held for sale	7,077	72	4.09	8,326	64	3.08
Taxable securities	535,028	3,678	2.75	456,803	2,943	2.58
Tax-exempt securities (3)	307,809	3,259	4.23	282,329	2,968	4.21
Total investment securities	842,837	6,937	3.29	739,132	5,911	3.20
Interest-bearing deposits with banks	34,738	91	1.06	43,300	54	0.50
Federal funds sold	2,538	6	0.96	727	1	0.49
Total interest-earning assets	4,922,389	50,477	4.11	4,394,879	43,443	3.97

Less: allowance for loan losses	(43,679)			(42,064)
Cash and due from banks	47,517			46,527
Premises and equipment, net	53,449			53,218
Other assets	222,722			211,783
Total assets	$5,202,398			$4,664,343

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$615,141	123	0.08%	$586,323	115	0.08%
Regular savings deposits	325,634	57	0.07	298,435	47	0.06
Money market savings deposits	983,185	1,076	0.44	907,670	495	0.22
Time deposits	634,824	1,767	1.12	554,707	1,384	1.00
Total interest-bearing deposits	2,558,784	3,023	0.47	2,347,135	2,041	0.35
Other borrowings	132,553	79	0.24	122,601	72	0.24
Advances from FHLB	668,791	3,148	1.89	519,780	2,739	2.12
Subordinated debentures	-	-	-	30,989	219	2.83
Total interest-bearing liabilities	3,360,128	6,250	0.75	3,020,505	5,071	0.68

Noninterest-bearing demand deposits	1,251,396			1,082,762
Other liabilities	43,645			39,689
Stockholders' equity	547,229			521,387
Total liabilities and stockholders' equity	$5,202,398			$4,664,343

Net interest income and spread		$44,227	3.36%		$38,372	3.29%
Less: tax-equivalent adjustment		1,901			1,640
Net interest income		$42,326			$36,732

Interest income/earning assets			4.11%			3.97%
Interest expense/earning assets			0.51			0.46
Net interest margin			3.60%			3.51%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2017 and 2016. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.9 million and $1.6 million in 2017 and 2016, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Six Months Ended June 30,
	2017			2016
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$854,022	$14,879	3.48%	$809,574	$13,802	3.41%
Residential construction loans	163,174	3,015	3.73	138,781	2,463	3.57
Total mortgage loans	1,017,196	17,894	3.52	948,355	16,265	3.43
Commercial AD&C loans	306,604	7,421	4.88	266,888	6,113	4.61
Commercial investor real estate loans	977,915	21,699	4.47	769,803	17,600	4.60
Commercial owner occupied real estate loans	775,625	19,009	4.94	681,347	16,365	4.83
Commercial business loans	458,563	10,069	4.43	457,181	9,956	4.38
Total commercial loans	2,518,707	58,198	4.66	2,175,219	50,034	4.63
Consumer loans	459,927	8,101	3.58	450,335	7,774	3.49
Total loans (2)	3,995,830	84,193	4.24	3,573,909	74,073	4.16
Loans held for sale	7,238	154	4.27	11,181	198	3.54
Taxable securities	534,306	7,413	2.78	490,338	6,356	2.59
Tax-exempt securities (3)	296,323	6,280	4.24	284,524	6,024	4.23
Total investment securities	830,629	13,693	3.30	774,862	12,380	3.20
Interest-bearing deposits with banks	40,038	181	0.91	42,777	107	0.50
Federal funds sold	2,320	10	0.84	608	2	0.48
Total interest-earning assets	4,876,055	98,231	4.05	4,403,337	86,760	3.96

Less: allowance for loan losses	(43,703)			(41,567)
Cash and due from banks	48,165			46,783
Premises and equipment, net	53,548			53,396
Other assets	223,228			212,915
Total assets	$5,157,293			$4,674,864

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$612,608	237	0.08%	$577,771	223	0.08%
Regular savings deposits	320,577	106	0.07	294,339	89	0.06
Money market savings deposits	986,625	1,854	0.38	902,352	932	0.21
Time deposits	616,713	3,314	1.08	538,435	2,634	0.98
Total interest-bearing deposits	2,536,523	5,511	0.44	2,312,897	3,878	0.34
Other borrowings	130,531	155	0.24	116,792	138	0.24
Advances from FHLB	699,641	6,277	1.81	599,423	6,113	2.05
Subordinated debentures	829	12	2.91	32,995	473	2.87
Total interest-bearing liabilities	3,367,524	11,955	0.72	3,062,107	10,602	0.70

Noninterest-bearing demand deposits	1,205,809			1,052,116
Other liabilities	42,659			37,793
Stockholders' equity	541,301			522,848
Total liabilities and stockholders' equity	$5,157,293			$4,674,864

Net interest income and spread		$86,276	3.33%		$76,158	3.26%
Less: tax-equivalent adjustment		3,697			3,304
Net interest income		$82,579			$72,854

Interest income/earning assets			4.05%			3.96%
Interest expense/earning assets			0.49			0.49
Net interest margin			3.56%			3.47%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2017 and 2016. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $3.7 million and $3.3 million in 2017 and 2016, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.